Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2015. We hereby further consent to the use of information contained in our reserves report dated January 15, 2014, and our audit letter dated January 14, 2015, which set forth estimates of revenues from Bonanza Creek Energy, Inc.'s oil and gas reserves as of December 31, 2013, and December 31, 2014, respectively. We further consent to the incorporation by reference thereof into Bonanza Creek Energy, Inc.’s Registration Statements on Form S‑8 (Registration Nos. 333‑179207 and 333-206399) and on Form S‑3 (Registration Nos. 333‑186019, 333‑192258, 333-197413, 333-197901 and 333-206398).

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
February 29, 2016